Exhibit 99.1

Press Release

CONTACT:

Jarrod Langhans

Investor Relations

Tel: (813) 313-1732

Investorrelations@cott.com

COTT ANNOUNCES EXPIRATION OF TENDER OFFER FOR 8.125% SENIOR NOTES DUE 2018

TORONTO, ON and TAMPA, FL – July 9, 2014 – Cott Corporation (NYSE:COT; TSX:BCB) announced today the expiration of the previously announced cash tender offer and consent solicitation (the “Tender Offer”) by its wholly owned subsidiary, Cott Beverages Inc. (“Cott Beverages”), for any and all of its 8.125% senior notes due 2018 (the “2018 Notes”). The Tender Offer expired at 11:59 p.m., New York City time, on July 8, 2014. As of the expiration date, Cott Beverages had received valid tenders from holders of $296,104,000 aggregate principal amount of 2018 Notes, or 78.96% of the total outstanding prior to the Tender Offer.

As previously announced, Cott Beverages purchased $295,929,000 aggregate principal amount of the 2018 Notes, or 78.91% of the total outstanding, which were validly tendered prior to 5:00 p.m., New York City time, on June 23, 2014 (the “Consent Expiration”).

Holders who validly tendered their 2018 Notes after the Consent Expiration and prior to the expiration date of the Tender Offer will receive total consideration of $1,024.63 per $1,000 principal amount of the 2018 Notes plus accrued and unpaid interest from the last payment date to, but not including, the settlement date. Cott Beverages expects to make payment today, July 9, 2014, for such 2018 Notes.

Following the Tender Offer, there will be total of $78,896,000 aggregate principal amount of 2018 Notes outstanding. As previously announced, Cott Beverages gave notice to Wells Fargo Bank, National Association (“Wells Fargo”), the trustee under the indenture governing the 2018 Notes, of its intent to redeem the remaining outstanding 2018 Notes following the Tender Offer at a redemption price equal to 100% of the aggregate principal amount of the 2018 Notes to be redeemed, a make-whole premium, and accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date. The redemption date will be July 24, 2014. A notice of redemption was sent by Wells Fargo on June 24, 2014 in the name of Cott Beverages to all currently registered holders of the 2018 Notes, which notice contains additional information concerning the terms and conditions of the redemption.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The tender offer and consent solicitation were made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related Letter of Instructions.

Press Release

None of Cott Beverages, the dealer manager, the solicitation agent, the information agent, the depositary or their respective affiliates made any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consent to the proposed amendments.

Cott Beverages retained BofA Merrill Lynch to act as sole dealer manager and solicitation agent for the tender offer and consent solicitation and D.F. King & Co., Inc. to act as information agent and depositary for the tender offer.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the consideration to be paid to holders of the 2018 Notes and the redemption of the 2018 Notes. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Factors that could cause actual results to differ materially from those described in this press release include those risks and uncertainties indicated from time to time in Cott’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

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